Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
5to1, Inc.	Delaware
Aabaco Holdings Hong Kong Limited	Hong Kong
Aabaco Holdings, Inc.	Delaware
Aabaco Small Business India Private Limited	India
Aabaco Small Business, LLC	Delaware
Actionality, Inc.	Delaware
BrightRoll B.V.	Netherlands
BrightRoll Canada ULC	Canada
BrightRoll Holdings, Inc.	Delaware
BrightRoll, Inc.	Delaware
BrightRoll UK Ltd.	UK
Clarityray Solutions Ltd.	Israel
Flurry Analytics India Private Limited	India
Flurry UK LTD	UK
Flurry, Inc.	Delaware
Genome, LLC.	Delaware
Instant IO, Inc.	Delaware
interclick, LLC.	Delaware
IntoNow, Inc.	Delaware
Java SNV Holdings LLC	Delaware
KR3 Services Korea Yuhan Hoesa	Korea
Lexity, Inc.	Delaware
Luminate, Inc.	Delaware
Maktoob.com Inc.	British Virgin Islands
MSKYNET, Inc.	Delaware
Overture Asia-Pac Services K.K.	Japan
Overture Korea Yuhan Hoesa	Korea
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
PlayerScale, LLC	Delaware
Polyvore, Inc.	Delaware
PT Yahoo Indonesia	Indonesia
Rayv Technologies Limited	Israel
RayV, Inc.	Delaware
Qwiki, Inc.	Delaware
Right Media LLC	Delaware
Rockmelt, Inc.	Delaware
Steamfunk Labs Inc.	Delaware
Summly Incorporated	Delaware
Summly Limited	UK
ThumbsUp Labs, Inc.	Delaware
Tomfoolery, Inc.	Delaware
Tumblr, Inc.	Delaware
Whereonearth Limited	UK
Xobni Corporation	Delaware
Yahoo de Colombia S.A.S.	Columbia
Yahoo de Mexico, SA de CV	Mexico
Yahoo Iberia S.L.	Spain

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Yahoo India Private Limited	India
Yahoo Software Development India Private Limited	India
Yahoo Software Research and Development (Beijing) Co., Ltd.	China
Yahoo! 390 GmbH	Germany
Yahoo! Asia Pacific Pte. Ltd.	Singapore
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo! Digital Media (Content) Pty Limited	Australia	50%
Yahoo!7 Communications Australia Pty Limited	Australia	50%
Yahoo!7 Money Hound Pty Ltd.	Australia	50%
Yahoo!7 Pty Limited	Australia	50%
Yahoo!7 Travel Pty Limited	Australia	50%
TotalTravel.com Pty Limited	Australia	50%
Yahoo! New Zealand Limited	New Zealand	50%
Yahoo! Canada Co.	Canada
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Yahoo! CV, LLC	Delaware
Yahoo! de Argentina SRL	Argentina
Yahoo! Deutschland Services GmbH	Germany
Yahoo! Digital Marketing Limited	Taiwan
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! Domain Services, Inc.	Delaware
Yahoo! Egypt Services, a Limited Liability Company	Egypt
Yahoo! EMEA Limited	Ireland
Yahoo! France Holdings SAS	France
Yahoo! France SAS	France
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Hungary Labs Kft.	Hungary
Yahoo! International Services Holdings, Inc.	Delaware
Yahoo! International Services, Inc.	Delaware
Yahoo! Israel Labs Ltd.	Israel
Yahoo! Italia S.r.l.	Italy
Yahoo! Jordan Services PSC	Jordan
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Malaysia Sdn. Bhd.	Malaysia
Yahoo! Mauritius Holdings Limited	Mauritius
Yahoo! Middle East FZ-LLC	United Arab Emirates
Yahoo! Netherlands B.V.	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Philippines Services Inc.	Philippines
Yahoo! Realty Inc.	California
Yahoo! Saudi Arabia Services Limited	Saudi Arabia
Yahoo! Search Marketing Australia Pty Limited	Australia
Yahoo! Singapore Digital Marketing Pte. Ltd.	Singapore
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Technologies Norway AS	Norway
Yahoo! UK Limited	UK
Yahoo! Vietnam Company Limited	Vietnam
Zimbra Software Asia Pacific Private Limited	India